Exhibit 99.1

Climb Global Solutions Reports Second Quarter 2026 Results

Net Sales up 9% to $174.2 Million; Gross Billings up 17% to $587.3 Million; Gross Profit up 15% to $30.2 Million

EATONTOWN, N.J., July 29, 2026 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the second quarter ended June 30, 2026.

Second Quarter 2026 Summary vs. Same Year-Ago Quarter

●	Net sales increased 9% to $174.2 million.
●	Gross billings (a key operational metric defined below) increased 17% to $587.3 million. Distribution segment gross billings increased 18% to $562.9 million, and Solutions segment gross billings increased 4% to $24.4 million.
●	Net income was $5.5 million or $0.30 per diluted share, compared to $6.0 million or $0.33 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) was $5.5 million or $0.30 per diluted share, compared to $6.4 million or $0.35 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) was $11.3 million compared to $11.4 million.

Management Commentary

“We executed on our core initiatives in the second quarter as we generated strong, double-digit organic growth with our top 20 vendors, benefitted from our acquisition of interworks.cloud (“Interworks”), and bolstered our line card with innovative vendors,” said CEO Dale Foster. “A key differentiator of our model is our highly selective approach to building the line card. Rather than pursuing scale for its own sake, we focus on strengthening our current partnerships and identifying emerging technologies that provide a unique value proposition for our reseller network and their end customers. Darktrace is a strong example of this strategy in action, having grown into one of our top 20 vendors within approximately 12 months of joining the Climb platform.”

“Earlier this month, we hosted our first Investor Day at the Nasdaq MarketSite, where our leadership team provided a deeper look into Climb’s differentiated business model, strategic priorities and long-term growth opportunities. The event gave us an opportunity to demonstrate how our specialized approach, global infrastructure and high-touch sales and technical capabilities create value for our vendors and channel partners. We appreciated the opportunity to engage directly with the investment community and provide greater visibility into the foundation we have built to support Climb’s next phase of growth, where we expect to more than double FY 2025 adjusted EBITDA by 2030.”

“Looking ahead, we remain focused on executing our strategic initiatives, including driving organic growth across our vendor portfolio, selectively expanding our line card and continuing to scale our global platform, with Europe remaining a key area of focus. We believe these initiatives, coupled with our robust balance sheet and disciplined approach to capital allocation, will enable us to continue driving value for our shareholders.”

Second Quarter 2026 Financial Results

Net sales in the second quarter of 2026 increased 9% to $174.2 million, compared to $159.3 million for the same period in 2025. This reflects double-digit organic growth from new and existing vendors, as well as contributions from the Company’s acquisition of Interworks on February 24, 2026. In addition, gross billings in the second quarter of 2026 increased 17% to $587.3 million, compared to $500.6 million in the year-ago period.

Gross profit in the second quarter of 2026 increased 15% to $30.2 million, compared to $26.3 million for the same period in 2025. The increase was driven by organic growth from new and existing vendors in both North America and Europe.

Selling, general, and administrative (“SG&A”) expenses in the second quarter of 2026 were $20.7 million, compared to $16.4 million in the year-ago period. The increase was primarily attributable to SG&A associated with Interworks and variable sales compensation attributed to the growth in gross profit. SG&A in Q2 2026 was also impacted by higher legal and professional fees, in addition to increased investments in IT infrastructure designed to drive future efficiencies. SG&A as a percentage of gross billings was 3.5% for the second quarter of 2026 compared to 3.3% in the year-ago period.

Net income in the second quarter of 2026 was $5.5 million or $0.30 per diluted share, compared to $6.0 million or $0.33 per diluted share in the prior year period. Adjusted net income was $5.5 million or $0.30 per diluted share, compared to $6.4 million or $0.35 per diluted share for the year-ago period. Both net income and adjusted net income in the second quarter of 2026 were impacted by a higher effective tax rate compared to the prior year period.

Adjusted EBITDA in the second quarter of 2026 was $11.3 million compared to $11.4 million in the same period in 2025. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, was 37.5%, compared to 43.3% for the same period in 2025.

On June 30, 2026, cash and cash equivalents were $56.6 million, compared to $36.6 million on December 31, 2025. The increase in cash was primarily attributed to the timing of receivable collections and payables. Climb had no outstanding debt on June 30, 2026, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, July 30, 2026, at 8:30 a.m. Eastern time to discuss its results for the second quarter ended June 30, 2026.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, July 30, 2026
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (800) 245-3047

International dial-in number: (203) 518-9765

Conference ID: CLIMB

Webcast: Climb’s Q2 2026 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Key Operational Metric

Gross Billings

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, includes amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as “looking ahead,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of strategic acquisitions on our business, payments of dividends and the Company’s capital allocation objectives. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided a target for net income, the most directly comparable GAAP financial measure, or a quantitative reconciliation of the 2030 adjusted EBITDA goal to net income because the amounts of future income taxes, interest expense, depreciation and amortization, share-based compensation, acquisition-related costs and changes in the fair value of acquisition contingent consideration cannot be reasonably predicted without unreasonable efforts. These items could be material, and actual net income could differ materially from the amount implied by the adjusted EBITDA goal. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisition of Interworks, our ability to sustain organic growth; identify, finance, complete and integrate acquisitions on acceptable terms; realize anticipated benefits and synergies; manage changes in product mix and gross margins; and execute planned investments in systems, personnel and infrastructure; the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, , contribution of key vendor relationships and support programs, inflation, import and export tariffs, the successful integration of artificial intelligence tools, interest rate risk and impact thereof, as well as factors that affect the software industry in general. The forward-looking statements contained herein speak only as of the date of this release and are subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and from time to time in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Company Contact

Matthew Sullivan
Chief Financial Officer
(732) 847-2451
MatthewS@ClimbCS.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$56,563	$36,563
Accounts receivable, net of allowance for expected credit losses of $652 and $669, respectively	295,258	324,345
Inventory, net	4,579	2,502
Prepaid expenses and other current assets	12,639	10,825
Total current assets	369,039	374,235

Equipment and leasehold improvements, net	13,647	13,339
Goodwill	41,946	36,838
Other intangibles, net	34,520	32,228
Right-of-use assets, net	1,849	1,717
Accounts receivable, net of current portion	857	1,233
Other assets	492	510
Deferred income tax assets	148	133
Total assets	$462,498	$460,233
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$292,157	$309,670
Accrued expenses and other current liabilities	35,060	26,835
Lease liability, current portion	683	791
Term loan, current portion	—	191
Total current liabilities	327,900	337,487

Lease liability, net of current portion	1,368	1,216
Deferred income tax liabilities	5,741	4,923
Other non-current liabilities	2,497	28
Total liabilities	337,506	343,654

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 40,000,000 shares authorized; 21,138,000 shares issued: 18,660,639 and 18,442,472 shares outstanding, respectively	211	53
Additional paid-in capital	43,854	42,338
Treasury stock, at cost, 2,477,361 and 2,695,528 shares, respectively	(15,287)	(14,909)
Retained earnings	95,893	87,039
Accumulated other comprehensive income	321	2,058
Total stockholders’ equity	124,992	116,579
Total liabilities and stockholders' equity	$462,498	$460,233

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2026	2025	2026	2025

Net sales	$356,585	$297,328	$174,209	$159,284

Cost of sales	299,929	247,624	144,052	132,976

Gross profit	56,656	49,704	30,157	26,308

Selling, general, and administrative expenses	41,001	33,112	20,668	16,357
Depreciation and amortization expense	4,063	3,720	2,080	1,982
Acquisition related costs	319	139	19	13
Total selling, general and administrative expenses	45,383	36,971	22,767	18,352

Income from operations	11,273	12,733	7,390	7,956

Interest, net	418	337	275	151
Foreign currency transaction gain (loss)	24	(567)	(120)	14
Change in fair value of acquisition contingent consideration	—	(515)	—	(379)
Income before provision for income taxes	11,715	11,988	7,545	7,742
Provision for income taxes	2,861	2,338	2,025	1,774

Net income	$8,854	$9,650	$5,520	$5,968

Income per common share-Basic	$0.48	$0.53	$0.30	$0.33
Income per common share-Diluted	$0.48	$0.53	$0.30	$0.33

Weighted average common shares outstanding — Basic	18,256	18,036	18,296	18,084
Weighted average common shares outstanding — Diluted	18,256	18,036	18,296	18,084

Dividends paid per common share	$—	$0.09	$—	$0.04

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (1):

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
Net income reconciled to adjusted EBITDA (Non-GAAP):	2026	2025	2026	2025

Net income	$8,854	$9,650	$5,520	$5,968
Provision for income taxes	2,861	2,338	2,025	1,774
Depreciation and amortization	4,063	3,720	2,080	1,982
Interest expense	185	159	85	90
EBITDA	15,963	15,867	9,710	9,814
Share-based compensation	2,929	2,496	1,570	1,173
Acquisition related costs	319	139	19	13
Change in fair value of acquisition contingent consideration	—	515	—	379
Adjusted EBITDA	$19,211	$19,017	$11,299	$11,379

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
Components of interest, net	2026	2025	2026	2025

Amortization of discount on accounts receivable with extended payment terms	$(38)	$(23)	$(19)	$(11)
Interest income	(565)	(473)	(341)	(230)
Interest expense	185	159	85	90
Interest, net	$(418)	$(337)	$(275)	$(151)

(1)

We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, acquisition related costs and change in fair value of acquisition contingent consideration. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted net income (Non-GAAP) (2):

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025

Net income	$8,854	$9,650	$5,520	$5,968
Acquisition related costs, net of income taxes	239	104	14	10
Change in fair value of acquisition contingent consideration	—	515	—	379
Adjusted net income	$9,093	$10,269	$5,534	$6,357

Adjusted net income per common share - diluted	$0.49	$0.56	$0.30	$0.35

(2)

We define adjusted net income as net income excluding acquisition related costs, net of income taxes and the change in fair value of acquisition contingent consideration. We provided a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted net income and adjusted net income per common share as supplemental measures of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that adjusted net income and adjust net income per common share provide useful information to investors and others in understanding and evaluating our operating results. Our use of adjusted net income has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted net income, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents the operational metric of gross billings by segment (3):

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025

Distribution gross billings	$1,083,797	$930,619	$562,863	$477,043
Solutions gross billings	46,290	44,531	24,396	23,510
Total gross billings	$1,130,087	$975,150	$587,259	$500,553

(3)

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, include amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.